Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2025 REVENUES;
QUARTERLY DIVIDEND OF $0.84 PER SHARE

	Fourth Quarter Results				Full Year Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q4 2025	Q4 2024	Q4 2025	Q4 2024	2025	2024	2025	2024
Net Revenues ($ mm)	$1,288.3	$975.3	$1,298.1	$980.5	$3,855.8	$2,979.6	$3,884.0	$3,002.6
Operating Income ($ mm)	$312.2	$212.6	$337.4	$217.7	$789.9	$526.9	$838.6	$557.3
Net Income Attributable to Evercore Inc. ($ mm)	$204.0	$140.4	$230.7	$153.2	$591.9	$378.3	$646.3	$415.8
Diluted Earnings Per Share	$4.76	$3.30	$5.13	$3.41	$14.05	$9.08	$14.56	$9.42
Compensation Ratio	63.0%	65.6%	62.0%	65.2%	64.9%	66.3%	64.2%	65.7%
Operating Margin	24.2%	21.8%	26.0%	22.2%	20.5%	17.7%	21.6%	18.6%

Business and Financial Highlights	■
Record Fourth Quarter and Full Year Net Revenues were $1.3 billion and $3.9 billion, respectively, on both a U.S. GAAP and an Adjusted basis. Fourth Quarter and Full Year Net Revenues increased 32% and 29%, respectively, on both a U.S. GAAP and an Adjusted basis versus 2024

■
Fourth Quarter Operating Income of $312.2 million and $337.4 million on a U.S. GAAP and an Adjusted basis, respectively, increased 47% and 55%, respectively, versus 2024; Fourth Quarter Operating Margins of 24.2% and 26.0% on a U.S. GAAP and an Adjusted basis, respectively, increased 244 and 379 basis points, respectively, versus 2024

	■	In Strategic Advisory, Evercore advised on five of the top 15 globally announced transactions in 2025. In the fourth quarter, we advised on some notable and complex transactions, including:

■ Warner Bros. Discovery on its business separation and ~$82.7 billion sale of Warner Bros. to Netflix

■ Axalta's ~$25 billion merger with AkzoNobel

■ Cidara Therapeutics on its ~$9.2 billion sale to Merck

■ Sealed Air's $10.3 billion acquisition by CD&R

	■	Our North American Advisory, Europe, Middle East and Africa ("EMEA") Advisory, Private Capital Advisory and Private Funds Group businesses each had record revenue years

	■	Our Liability Management & Restructuring team was named IFR's Americas Restructuring Adviser of the Year for 2025

	■	In the early weeks of 2026, we continue to see strong momentum, advising:

■ Devon Energy on its $58 billion merger with Coterra Energy

■ Global Healthcare Exchange (GHX) on the sale of a majority stake to Veritas Capital

■ Cogentrix Energy on its $4.7 billion sale to Vistra Corporation

	■	In 2025, Evercore’s Underwriting revenues were up 14% and we were a bookrunner on all of our equity transactions

	■	Our Equities business had its best year on record, and has experienced nine consecutive quarters of year-over-year revenue improvement

Talent	■	As of December 31, 2025, our Investment Banking franchise had 171 Senior Managing Directors (SMDs), inclusive of the recent joiners and commits mentioned below

	■	Seven Investment Banking SMDs have joined Evercore since our last earnings call; Jonathan Dale in the Consumer Group in Europe, Kaan Kesedar in our Financial Sponsors Group in Europe, Chris Macios in our Financial Sponsors Group in the U.S., Ashish Varshneya in the U.S. Healthcare Investment Banking Group, Lars Ingemarsson as Head of the Firm’s Nordic region and Keith Prusek and Hugh Rabb in our Transportation Investment Banking Group

	■	Since our last earnings call, three additional Investment Banking SMDs have committed to join Evercore, and will be joining later this year; one in our U.S. Healthcare Investment Banking Group, one in Equity Capital Markets and one in Private Capital Advisory in Singapore

Board of Directors	■	Christine Varney appointed to the Board of Directors, effective March 1, 2026

Capital Return	■	Quarterly dividend of $0.84 per share

	■	Returned $812.4 million to shareholders during 2025 through dividends and repurchases of 2.4 million shares at an average price of $275.42

NEW YORK, February 4, 2026 – Evercore Inc. (NYSE: EVR) today announced its results for the fourth quarter and full year ended December 31, 2025.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "Our 2025 results reflect strengthening market conditions and the benefits of our diversified business model. We enter 2026 with momentum and remain focused on serving our clients and executing our long-term growth strategy."

Roger C. Altman, Founder and Senior Chairman, "Evercore delivered record fourth quarter and full year revenues, ranking #3 globally in Advisory revenues among public firms for the second consecutive year. Our market share is at an all-time high."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-10 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and twelve months ended December 31, 2025 was higher than U.S. GAAP principally as a result of the exclusion of the following expenses:

•Acquisition-related compensation charges reflecting expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw
•Acquisition and Transition Costs including professional fees and certain other costs incurred related to the acquisition of Robey Warshaw and transfer taxes and professional fees incurred resulting from the Company's reorganization of businesses within the Europe, Middle East and Africa ("EMEA") legal entity structure
•Expenses associated with the amortization of intangible assets and interest cost related to deferred acquisition consideration from the Robey Warshaw acquisition

Evercore's Adjusted Diluted Shares Outstanding for the three and twelve months ended December 31, 2025 were higher than U.S. GAAP primarily as a result of the inclusion of Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2024 are included in pages A-2 to A-10.

Reclassifications:

During the second quarter of 2025, the Company changed its U.S. GAAP and Adjusted presentation such that "Communications and Information Services" was renamed to "Technology and Information Services." Technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." The Company has reclassified prior periods to conform to the current presentation in this release. There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share.

The prior period reclassifications from "Professional Fees" to "Technology and Information Services" are as follows: Q1 2025: $10.2 million; Q1 2024: $9.0 million; Q2 2024: $9.9 million; Q3 2024: $10.4 million; Q4 2024: $10.2 million; Q1 2023: $8.6 million; Q2 2023: $8.2 million; Q3 2023: $9.2 million; Q4 2023: $9.1 million. Further details of these reclassifications, as well as a revised presentation for the quarterly results for Q1 2025 and quarterly and full year results for 2024, 2023 and 2022 are available on the Investor Relations section of Evercore's website at www.evercore.com.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-6 to A-8 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2025	December 31, 2024	% Change	December 31, 2025	December 31, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$1,128,282	$849,556	33%	$3,267,087	$2,440,605	34%
Underwriting Fees	49,456	26,401	87%	179,647	157,067	14%
Commissions and Related Revenue	66,487	58,049	15%	242,685	214,045	13%
Investment Management:
Asset Management and Administration Fees	23,212	21,096	10%	87,356	79,550	10%
Other Revenue, net	20,840	20,230	3%	79,045	88,326	(11%)
Net Revenues	$1,288,277	$975,332	32%	$3,855,820	$2,979,593	29%

	Three Months Ended			Twelve Months Ended
	December 31, 2025	December 31, 2024	% Change	December 31, 2025	December 31, 2024	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	357	322	11%	806	748	8%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	185	159	16%	529	457	16%

Total Number of Underwriting Transactions(1)	18	12	50%	59	65	(9%)
Total Number of Underwriting Transactions as a Bookrunner(1)	18	10	80%	56	55	2%

1. Includes Equity and Debt Underwriting Transactions.

	As of December 31,
	2025	2024	% Change
Assets Under Management ($ mm)(1)	$15,516	$13,898	12%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Fourth quarter Advisory Fees increased $278.7 million, or 33%, year-over-year, and full year Advisory Fees increased $826.5 million, or 34%, year-over-year, primarily reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2025.

Underwriting Fees – Fourth quarter Underwriting Fees increased $23.1 million, or 87%, year-over-year, reflecting an increase in the number of transactions we participated in during the fourth quarter of 2025. Full year Underwriting Fees increased $22.6 million, or 14%, year-over-year, reflecting an increase in the average fee size of the transactions we participated in during 2025.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue increased $8.4 million, or 15%, year-over-year, and full year Commissions and Related Revenue increased $28.6 million, or 13%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume and higher subscription fees during 2025.

Asset Management and Administration Fees – Fourth quarter Asset Management and Administration Fees increased $2.1 million, or 10%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 12%, from market appreciation and net inflows. Full year Asset Management and Administration Fees increased $7.8 million, or 10%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 12%, from market appreciation and net inflows.

Other Revenue, net – Fourth quarter Other Revenue, net, increased $0.6 million, or 3%, year-over-year, primarily reflecting higher interest income. This increase was partially offset by an increase in interest expense related to the issuance of new senior notes in July 2025. Full year Other Revenue, net, decreased $9.3 million, or 11%, year-over-year, primarily reflecting lower performance of our investment funds portfolio and an increase in interest expense related to the issuance of new senior notes in July 2025. These decreases were partially offset by higher interest income resulting from higher average balances in interest-bearing assets. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2025	December 31, 2024	% Change	December 31, 2025	December 31, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$811,746	$639,386	27%	$2,500,834	$1,974,036	27%
Compensation Ratio	63.0%	65.6%		64.9%	66.3%
Non-Compensation Costs	$164,368	$123,388	33%	$565,044	$471,338	20%
Non-Compensation Ratio	12.8%	12.7%		14.7%	15.8%
Special Charges, Including Business Realignment Costs	$—	$—	NM	$—	$7,305	NM

Employee Compensation and Benefits – Fourth quarter Employee Compensation and Benefits increased $172.4 million, or 27%, year-over-year, reflecting a compensation ratio of 63.0% for the fourth quarter of 2025 versus 65.6% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year Employee Compensation and Benefits increased $526.8 million, or 27%, year-over-year, reflecting a full year compensation ratio of 64.9% versus 66.3% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter Non-Compensation Costs increased $41.0 million, or 33%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services and license fees in the fourth quarter of 2025, an increase in depreciation and amortization, principally reflecting the amortization of intangible assets from the acquisition of Robey Warshaw, an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount, and an increase in other operating expenses related to charitable contributions made to the Evercore Foundation. The fourth quarter Non-Compensation ratio of 12.8% increased from 12.7% compared to the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year Non-Compensation Costs increased $93.7 million, or 20%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services, license fees and consulting costs, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The full year Non-Compensation ratio of 14.7% decreased from 15.8% for the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Non-Compensation Costs for the fourth quarter and full year 2025 are also impacted by Acquisition and Transition Costs resulting from the acquisition of Robey Warshaw and the Company's reorganization of businesses within the EMEA legal entity structure.

Special Charges, Including Business Realignment Costs – Full year 2024 Special Charges, Including Business Realignment Costs, relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest.

Effective Tax Rate

The fourth quarter effective tax rate was 29.0% versus 27.5% for the prior year period, principally reflecting an increase in non-deductible expenses and state and local apportionment adjustments. The full year effective tax rate was 19.3% versus 21.6% for the prior year period, principally reflecting the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price, partially offset by an increase in non-deductible expenses and state and local apportionment adjustments.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-10 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-6 to A-8 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2025	December 31, 2024	% Change	December 31, 2025	December 31, 2024	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$1,128,304	$849,587	33%	$3,267,093	$2,441,678	34%
Underwriting Fees	49,456	26,401	87%	179,647	157,067	14%
Commissions and Related Revenue	66,487	58,049	15%	242,685	214,045	13%
Investment Management:
Asset Management and Administration Fees(2)	24,286	22,042	10%	91,222	84,708	8%
Other Revenue, net	29,591	24,423	21%	103,309	105,137	(2%)
Net Revenues	$1,298,124	$980,502	32%	$3,883,956	$3,002,635	29%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Seneca Evercore and our former equity method investment in Luminis (through September 2024) of $0.02 million and $0.01 million for the three and twelve months ended December 31, 2025, respectively, and $0.03 million and $1.1 million for the three and twelve months ended December 31, 2024, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Atalanta Sosnoff and our former equity method investment in ABS (through July 2024) of $1.1 million and $3.9 million for the three and twelve months ended December 31, 2025, respectively, and $0.9 million and $5.2 million for the three and twelve months ended December 31, 2024, respectively.

See page 5 for additional business metrics.

Advisory Fees – Fourth quarter adjusted Advisory Fees increased $278.7 million, or 33%, year-over-year, and full year adjusted Advisory Fees increased $825.4 million, or 34%, year-over-year, primarily reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during 2025.

Underwriting Fees – Fourth quarter Underwriting Fees increased $23.1 million, or 87%, year-over-year, reflecting an increase in the number of transactions we participated in during the fourth quarter of 2025. Full year Underwriting Fees increased $22.6 million, or 14%, year-over-year, reflecting an increase in the average fee size of the transactions we participated in during 2025.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue increased $8.4 million, or 15%, year-over-year, and full year Commissions and Related Revenue increased $28.6 million, or 13%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume and higher subscription fees during 2025.

Asset Management and Administration Fees – Fourth quarter adjusted Asset Management and Administration Fees increased $2.2 million, or 10%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 12%, from market appreciation and net inflows. The increase was also driven by a 14% increase in equity in earnings of affiliates. Full year adjusted Asset Management and Administration Fees increased $6.5 million, or 8%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 12%, from market appreciation and net inflows. The increase was partially offset by a 25% decrease in equity in earnings of affiliates, reflecting the sale of the remaining portion of our interest in ABS during the third quarter of 2024.

Other Revenue – Fourth quarter adjusted Other Revenue, net, increased $5.2 million, or 21%, year-over-year, primarily reflecting higher interest income. Full year adjusted Other Revenue, net, decreased $1.8 million, or 2%, year-over-year, primarily reflecting lower performance of our investment funds portfolio. The decrease was partially offset by higher interest income resulting from higher average balances in interest-bearing assets. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2025	December 31, 2024	% Change	December 31, 2025	December 31, 2024	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$804,706	$639,386	26%	$2,493,794	$1,974,036	26%
Compensation Ratio	62.0%	65.2%		64.2%	65.7%
Non-Compensation Costs	$156,003	$123,388	26%	$551,526	$471,338	17%
Non-Compensation Ratio	12.0%	12.6%		14.2%	15.7%

Employee Compensation and Benefits – Fourth quarter adjusted Employee Compensation and Benefits increased $165.3 million, or 26%, year-over-year, reflecting an adjusted compensation ratio of 62.0% for the fourth quarter of 2025 versus 65.2% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher compensation expense related to senior new hires. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year adjusted Employee Compensation and Benefits increased $519.8 million, or 26%, year-over-year, reflecting a full year adjusted compensation ratio of 64.2% versus 65.7% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter adjusted Non-Compensation Costs increased $32.6 million, or 26%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services and license fees in the fourth quarter of 2025, an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount, and an increase in other operating expenses related to charitable contributions made to the Evercore Foundation. The fourth quarter adjusted Non-Compensation ratio of 12.0% decreased from 12.6% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. Full year adjusted Non-Compensation Costs increased $80.2 million, or 17%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with research services, license fees and consulting costs, an increase in occupancy and equipment rental expense, primarily related to an increase in office space, and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The full year adjusted Non-Compensation ratio of 14.2% decreased from 15.7% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The fourth quarter adjusted effective tax rate was 29.4% versus 27.3% for the prior year period, principally reflecting an increase in non-deductible expenses and state and local apportionment adjustments. The full year adjusted effective tax rate was 19.8% versus 21.8% for the prior year period, principally reflecting the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price, partially offset by an increase in non-deductible expenses and state and local apportionment adjustments.

Liquidity

The Company continues to maintain a strong balance sheet. As of December 31, 2025, cash and cash equivalents were $1.4 billion, investment securities and certificates of deposit were $1.6 billion and current assets exceeded current liabilities by $2.1 billion. Amounts due related to the Notes Payable were $588.2 million at December 31, 2025.

Headcount

As of December 31, 2025 and 2024, the Company employed approximately 2,570 and 2,380 people, respectively, worldwide.

As of December 31, 2025 and 2024, the Company employed 210(1) and 184(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 171(1) and 144(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of December 31, 2025, inclusive of new hires that have joined year-to-date and additionally adjusted to include four incoming Investment Banking Senior Managing Directors committed to join.
(2) Senior Managing Director headcount as of December 31, 2024, inclusive of new hires that have joined year-to-date and additionally adjusted to include two incoming Investment Banking Senior Managing Directors committed to join and to exclude for one known departure.

Deferred Compensation

During 2025, the Company granted to certain employees 1.9 million unvested restricted stock units ("RSUs") (of which 1.6 million were granted in conjunction with the 2024 bonus awards) with a grant date fair value of $488.1 million.

In addition, during 2025, the Company granted $83.0 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2024 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $122.9 million and $518.0 million for the three and twelve months ended December 31, 2025, respectively, and $114.0 million and $476.2 million for the three and twelve months ended December 31, 2024, respectively.

As of December 31, 2025, the Company had 4.8 million unvested RSUs with an aggregate grant date fair value of $931.6 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of December 31, 2025, the Company expects to pay an aggregate of $360.2 million related to our deferred cash compensation program at various dates through 2029, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On February 3, 2026, the Board of Directors of Evercore declared a quarterly dividend of $0.84 per share to be paid on March 13, 2026 to common stockholders of record on February 27, 2026.

During the fourth quarter, the Company repurchased 12 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $303.03, and 0.5 million shares at an average price per share of $317.85 pursuant to the Company's share repurchase program. The aggregate 0.5 million shares were acquired at an average price per share of $317.50. During 2025, the Company repurchased 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $284.01, and 1.4 million shares at an average price per share of $269.74 pursuant to the Company's share repurchase program. The aggregate 2.4 million shares were acquired at an average price per share of $275.42.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 4, 2026, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 245-3047 (toll-free domestic) or (203) 518-9765 (international); passcode: EVRQ425. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2024, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025 AND 2024
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Revenues
Investment Banking & Equities:
Advisory Fees	$1,128,282	$849,556	$3,267,087	$2,440,605
Underwriting Fees	49,456	26,401	179,647	157,067
Commissions and Related Revenue	66,487	58,049	242,685	214,045
Asset Management and Administration Fees	23,212	21,096	87,356	79,550
Other Revenue, Including Interest and Investments	29,591	24,423	103,309	105,094
Total Revenues	1,297,028	979,525	3,880,084	2,996,361
Interest Expense(1)	8,751	4,193	24,264	16,768
Net Revenues	1,288,277	975,332	3,855,820	2,979,593

Expenses
Employee Compensation and Benefits	811,746	639,386	2,500,834	1,974,036
Occupancy and Equipment Rental	28,609	24,121	108,784	90,953
Professional Fees(2)	31,849	27,710	103,044	96,205
Travel and Related Expenses	26,364	20,562	95,612	79,446
Technology and Information Services(2)	39,314	31,675	146,222	120,995
Depreciation and Amortization	12,275	5,840	32,557	24,468
Execution, Clearing and Custody Fees	3,011	3,473	12,499	13,211
Special Charges, Including Business Realignment Costs	—	—	—	7,305
Acquisition and Transition Costs	4,705	—	9,858	—
Other Operating Expenses	18,241	10,007	56,468	46,060
Total Expenses	976,114	762,774	3,065,878	2,452,679

Income Before Income from Equity Method Investments and Income Taxes	312,163	212,558	789,942	526,914
Income from Equity Method Investments	1,096	977	3,872	6,231
Income Before Income Taxes	313,259	213,535	793,814	533,145
Provision for Income Taxes	90,775	58,749	153,107	115,408
Net Income	222,484	154,786	640,707	417,737
Net Income Attributable to Noncontrolling Interest	18,530	14,351	48,785	39,458
Net Income Attributable to Evercore Inc.	$203,954	$140,435	$591,922	$378,279

Net Income Attributable to Evercore Inc. Common Shareholders	$203,954	$140,435	$591,922	$378,279

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,693	38,228	38,712	38,365
Diluted	42,834	42,611	42,131	41,646

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$5.27	$3.67	$15.29	$9.86
Diluted	$4.76	$3.30	$14.05	$9.08

(1)Includes interest expense on long-term debt, lines of credit and other financing arrangements.
(2)Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Communications and Information Services" has been renamed to "Technology and Information Services" and technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." For the three and twelve months ended December 31, 2024, this resulted in a reclassification of $10.2 million and $39.5 million, respectively, from "Professional Fees" to "Technology and Information Services." There was no impact on previously reported U.S. GAAP Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results as the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Professional fees and certain other costs incurred related to the acquisition of Robey Warshaw and transfer taxes and professional fees incurred resulting from the Company's reorganization of businesses within the EMEA legal entity structure.
b.Acquisition-related Compensation Charges. Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw.
c.Amortization of Intangible Assets. Amortization of intangible assets from the acquisition of Robey Warshaw.
d.Interest Expense. Interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
e.Foreign Exchange Gains / (Losses). The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis.
f.Gain on Sale of Interests in ABS. The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024.
3.Special Charges, Including Business Realignment Costs. Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income and Adjusted Investment Management Operating Income before interest expense on debt, lines of credit and other financing arrangements, which are included in interest expense on a U.S. GAAP basis.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

Reclassifications:
During the second quarter of 2025, the Company changed its U.S. GAAP and Adjusted presentation such that "Communications and Information Services" was renamed to "Technology and Information Services." Technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." The Company has reclassified prior periods to conform to the current presentation in this release. There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share.
The prior period reclassifications from "Professional Fees" to "Technology and Information Services" are as follows: Q1 2025: $10.2 million; Q1 2024: $9.0 million; Q2 2024: $9.9 million; Q3 2024: $10.4 million; Q4 2024: $10.2 million; Q1 2023: $8.6 million; Q2 2023: $8.2 million; Q3 2023: $9.2 million; Q4 2023: $9.1 million. Further details of these reclassifications, as well as a revised presentation for the quarterly results for Q1 2025 and quarterly and full year results for 2024, 2023 and 2022 are available on the Investor Relations section of Evercore's website at www.evercore.com.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net Revenues - U.S. GAAP	$1,288,277	$975,332	$3,855,820	$2,979,593
Income from Equity Method Investments (1)	1,096	977	3,872	6,231
Interest Expense (2)	8,751	4,193	24,264	16,768
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	—	658
Gain on Sale of Interests in ABS (4)	—	—	—	(615)
Net Revenues - Adjusted	$1,298,124	$980,502	$3,883,956	$3,002,635

Other Revenue, net - U.S. GAAP	$20,840	$20,230	$79,045	$88,326
Interest Expense (2)	8,751	4,193	24,264	16,768
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	—	658
Gain on Sale of Interests in ABS (4)	—	—	—	(615)
Other Revenue, net - Adjusted	$29,591	$24,423	$103,309	$105,137

Compensation Expense - U.S. GAAP	$811,746	$639,386	$2,500,834	$1,974,036
Acquisition-related Compensation Charges (5)	(7,040)	—	(7,040)	—
Compensation Expense - Adjusted	$804,706	$639,386	$2,493,794	$1,974,036

Operating Income - U.S. GAAP	$312,163	$212,558	$789,942	$526,914
Income from Equity Method Investments (1)	1,096	977	3,872	6,231
Pre-Tax Income - U.S. GAAP	313,259	213,535	793,814	533,145
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	—	658
Gain on Sale of Interests in ABS (4)	—	—	—	(615)
Acquisition-related Compensation Charges (5)	7,040	—	7,040	—
Special Charges, Including Business Realignment Costs (6)	—	—	—	7,305
Intangible Asset Amortization (7a)	3,660	—	3,660	—
Interest Expense (2)	1,400	—	1,400	—
Acquisition and Transition Costs (7b)	4,705	—	9,858	—
Pre-Tax Income - Adjusted	330,064	213,535	815,772	540,493
Interest Expense (2)	7,351	4,193	22,864	16,768
Operating Income - Adjusted	$337,415	$217,728	$838,636	$557,261

Provision for Income Taxes - U.S. GAAP	$90,775	$58,749	$153,107	$115,408
Income Taxes (8)	6,122	(390)	8,590	2,312
Provision for Income Taxes - Adjusted	$96,897	$58,359	$161,697	$117,720

Net Income Attributable to Evercore Inc. - U.S. GAAP	$203,954	$140,435	$591,922	$378,279
Release of Foreign Exchange Losses from Luminis Redemption (3)	—	—	—	658
Gain on Sale of Interests in ABS (4)	—	—	—	(615)
Acquisition-related Compensation Charges (5)	7,040	—	7,040	—
Special Charges, Including Business Realignment Costs (6)	—	—	—	7,305
Intangible Asset Amortization (7a)	3,660	—	3,660	—
Interest Expense (2)	1,400	—	1,400	—
Acquisition and Transition Costs (7b)	4,705	—	9,858	—
Income Taxes (8)	(6,122)	390	(8,590)	(2,312)
Noncontrolling Interest (9)	16,018	12,411	41,044	32,446
Net Income Attributable to Evercore Inc. - Adjusted	$230,655	$153,236	$646,334	$415,761

Diluted Shares Outstanding - U.S. GAAP	42,834	42,611	42,131	41,646
LP Units (10)	2,105	2,359	2,238	2,499
Unvested Restricted Stock Units - Event Based (10)	12	12	12	12
Diluted Shares Outstanding - Adjusted	44,951	44,982	44,381	44,157

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS (cont'd)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$4.76	$3.30	$14.05	$9.08
Diluted Earnings Per Share - Adjusted	$5.13	$3.41	$14.56	$9.42

Compensation Ratio - U.S. GAAP	63.0%	65.6%	64.9%	66.3%
Compensation Ratio - Adjusted	62.0%	65.2%	64.2%	65.7%

Operating Margin - U.S. GAAP	24.2%	21.8%	20.5%	17.7%
Operating Margin - Adjusted	26.0%	22.2%	21.6%	18.6%

Effective Tax Rate - U.S. GAAP	29.0%	27.5%	19.3%	21.6%
Effective Tax Rate - Adjusted	29.4%	27.3%	19.8%	21.8%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended December 31, 2025				Twelve Months Ended December 31, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,128,282	$22	(1)	$1,128,304	$3,267,087	$6	(1)	$3,267,093
Underwriting Fees	49,456	—		49,456	179,647	—		179,647
Commissions and Related Revenue	66,487	—		66,487	242,685	—		242,685
Other Revenue, net	20,535	8,751	(2)	29,286	78,236	24,264	(2)	102,500
Net Revenues	1,264,760	8,773		1,273,533	3,767,655	24,270		3,791,925

Expenses:
Employee Compensation and Benefits	800,317	(7,040)	(5)	793,277	2,448,409	(7,040)	(5)	2,441,369
Non-Compensation Costs	159,932	(8,365)	(7)	151,567	548,304	(13,518)	(7)	534,786
Total Expenses	960,249	(15,405)		944,844	2,996,713	(20,558)		2,976,155

Operating Income (a)	$304,511	$24,178		$328,689	$770,942	$44,828		$815,770

Compensation Ratio (b)	63.3%			62.3%	65.0%			64.4%
Operating Margin (b)	24.1%			25.8%	20.5%			21.5%

	Investment Management Segment
	Three Months Ended December 31, 2025				Twelve Months Ended December 31, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$23,212	$1,074	(1)	$24,286	$87,356	$3,866	(1)	$91,222
Other Revenue, net	305	—		305	809	—		809
Net Revenues	23,517	1,074		24,591	88,165	3,866		92,031

Expenses:
Employee Compensation and Benefits	11,429	—		11,429	52,425	—		52,425
Non-Compensation Costs	4,436	—		4,436	16,740	—		16,740
Total Expenses	15,865	—		15,865	69,165	—		69,165

Operating Income (a)	$7,652	$1,074		$8,726	$19,000	$3,866		$22,866

Compensation Ratio (b)	48.6%			46.5%	59.5%			57.0%
Operating Margin (b)	32.5%			35.5%	21.6%			24.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2024
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended December 31, 2024				Twelve Months Ended December 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$849,556	$31	(1)	$849,587	$2,440,605	$1,073	(1)	$2,441,678
Underwriting Fees	26,401	—		26,401	157,067	—		157,067
Commissions and Related Revenue	58,049	—		58,049	214,045	—		214,045
Other Revenue, net	19,970	4,193	(2)	24,163	86,772	17,426	(2)(3)	104,198
Net Revenues	953,976	4,224		958,200	2,898,489	18,499		2,916,988

Expenses:
Employee Compensation and Benefits	626,587	—		626,587	1,927,928	—		1,927,928
Non-Compensation Costs	119,309	—		119,309	456,257	—		456,257
Special Charges, Including Business Realignment Costs	—	—		—	7,305	(7,305)	(6)	—
Total Expenses	745,896	—		745,896	2,391,490	(7,305)		2,384,185

Operating Income (a)	$208,080	$4,224		$212,304	$506,999	$25,804		$532,803

Compensation Ratio (b)	65.7%			65.4%	66.5%			66.1%
Operating Margin (b)	21.8%			22.2%	17.5%			18.3%

	Investment Management Segment
	Three Months Ended December 31, 2024				Twelve Months Ended December 31, 2024
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$21,096	$946	(1)	$22,042	$79,550	$5,158	(1)	$84,708
Other Revenue, net	260	—		260	1,554	(615)	(4)	939
Net Revenues	21,356	946		22,302	81,104	4,543		85,647

Expenses:
Employee Compensation and Benefits	12,799	—		12,799	46,108	—		46,108
Non-Compensation Costs	4,079	—		4,079	15,081	—		15,081
Total Expenses	16,878	—		16,878	61,189	—		61,189

Operating Income (a)	$4,478	$946		$5,424	$19,915	$4,543		$24,458

Compensation Ratio (b)	59.9%			57.4%	56.9%			53.8%
Operating Margin (b)	21.0%			24.3%	24.6%			28.6%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,128,282	$849,556	$3,267,087	$2,440,605
Underwriting Fees	49,456	26,401	179,647	157,067
Commissions and Related Revenue	66,487	58,049	242,685	214,045
Other Revenue, net	20,535	19,970	78,236	86,772
Net Revenues	1,264,760	953,976	3,767,655	2,898,489

Expenses:
Employee Compensation and Benefits	800,317	626,587	2,448,409	1,927,928
Non-Compensation Costs	159,932	119,309	548,304	456,257
Special Charges, Including Business Realignment Costs	—	—	—	7,305
Total Expenses	960,249	745,896	2,996,713	2,391,490

Operating Income (a)	$304,511	$208,080	$770,942	$506,999

Investment Management
Net Revenues:
Asset Management and Administration Fees	$23,212	$21,096	$87,356	$79,550
Other Revenue, net	305	260	809	1,554
Net Revenues	23,517	21,356	88,165	81,104

Expenses:
Employee Compensation and Benefits	11,429	12,799	52,425	46,108
Non-Compensation Costs	4,436	4,079	16,740	15,081
Total Expenses	15,865	16,878	69,165	61,189

Operating Income (a)	$7,652	$4,478	$19,000	$19,915

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,128,282	$849,556	$3,267,087	$2,440,605
Underwriting Fees	49,456	26,401	179,647	157,067
Commissions and Related Revenue	66,487	58,049	242,685	214,045
Asset Management and Administration Fees	23,212	21,096	87,356	79,550
Other Revenue, net	20,840	20,230	79,045	88,326
Net Revenues	1,288,277	975,332	3,855,820	2,979,593

Expenses:
Employee Compensation and Benefits	811,746	639,386	2,500,834	1,974,036
Non-Compensation Costs	164,368	123,388	565,044	471,338
Special Charges, Including Business Realignment Costs	—	—	—	7,305
Total Expenses	976,114	762,774	3,065,878	2,452,679

Operating Income (a)	$312,163	$212,558	$789,942	$526,914

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended December 31, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$28,609	$—		$28,609
Professional Fees	31,849	—		31,849
Travel and Related Expenses	26,364	—		26,364
Technology and Information Services	39,314	—		39,314
Depreciation and Amortization	12,275	(3,660)	(7a)	8,615
Execution, Clearing and Custody Fees	3,011	—		3,011
Acquisition and Transition Costs	4,705	(4,705)	(7b)	—
Other Operating Expenses	18,241	—		18,241
Total Non-Compensation Costs	$164,368	$(8,365)		$156,003

	Three Months Ended December 31, 2024
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$24,121	$—		$24,121
Professional Fees(1)	27,710	—		27,710
Travel and Related Expenses	20,562	—		20,562
Technology and Information Services(1)	31,675	—		31,675
Depreciation and Amortization	5,840	—		5,840
Execution, Clearing and Custody Fees	3,473	—		3,473
Other Operating Expenses	10,007	—		10,007
Total Non-Compensation Costs	$123,388	$—		$123,388

	Twelve Months Ended December 31, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$108,784	$—		$108,784
Professional Fees	103,044	—		103,044
Travel and Related Expenses	95,612	—		95,612
Technology and Information Services	146,222	—		146,222
Depreciation and Amortization	32,557	(3,660)	(7a)	28,897
Execution, Clearing and Custody Fees	12,499	—		12,499
Acquisition and Transition Costs	9,858	(9,858)	(7b)	—
Other Operating Expenses	56,468	—		56,468
Total Non-Compensation Costs	$565,044	$(13,518)		$551,526

	Twelve Months Ended December 31, 2024
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$90,953	$—		$90,953
Professional Fees(1)	96,205	—		96,205
Travel and Related Expenses	79,446	—		79,446
Technology and Information Services(1)	120,995	—		120,995
Depreciation and Amortization	24,468	—		24,468
Execution, Clearing and Custody Fees	13,211	—		13,211
Other Operating Expenses	46,060	—		46,060
Total Non-Compensation Costs	$471,338	$—		$471,338

(1)Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Communications and Information Services" has been renamed to "Technology and Information Services" and technology and related expenses have been reclassified from "Professional Fees" to "Technology and Information Services." For the three and twelve months ended December 31, 2024, this resulted in a reclassification of $10.2 million and $39.5 million, respectively, from "Professional Fees" to "Technology and Information Services." There was no impact on previously reported U.S. GAAP or Adjusted Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see pages A-2 to A-3.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt, Lines of Credit and Other Financing Arrangements is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis. The Adjusted results also reflect the reduction of interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
(3)The release of cumulative foreign exchange losses in the third quarter of 2024 resulting from the redemption of the Company's interest in Luminis is excluded from the Adjusted presentation.
(4)The gain on the sale of the remaining portion of the Company's interest in ABS in the third quarter of 2024 is excluded from the Adjusted presentation.
(5)Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw are excluded from the Adjusted presentation.
(6)Expenses during 2024 that are excluded from the Adjusted presentation relate to the write-off of the remaining carrying value of the Company's investment in Luminis in connection with the redemption of the Company's interest.
(7)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:
(7a)The exclusion from the Adjusted presentation of expenses associated with the amortization of intangible assets from the acquisition of Robey Warshaw.
(7b)The exclusion from the Adjusted presentation of professional fees and certain other costs incurred related to the acquisition of Robey Warshaw and transfer taxes and professional fees incurred resulting from the Company's reorganization of businesses within the EMEA legal entity structure.
(8)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(9)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(10)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.